INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fonix Corporation on Form S-8 of our report dated March 28, 1997, appearing in the Annual Report on Form 10-K/A of Fonix corporation for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP

Salt Lake City, Utah
February 10, 2000